Exhibit 10.4

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MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) is entered into as of February 10th, 2023 (the “Effective Date”) by and between 89BIO, INC., a Delaware corporation (“89bio”), with its principal place of business located at 142 Sansome Street, 2nd Floor, San Francisco, CA 94104, USA, and BiBo Biopharma Engineering Co., Ltd. with its principal place of business located at Building 6,22,28, No.356 Zhengbo Road, China (Shanghai) Pilot Free Trade Zone LIN-GANG Special Area, Shanghai 201413, P.R. China (“Provider”). 89bio and Provider are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, 89bio is engaged in the development of pharmaceutical products and intends to perform development and scale up work and then to manufacture 89bio Product (defined below), which is formulated bulk drug substance so that 89bio may further process the formulated bulk drug substance to make 89bio Drug Product (as defined below), which would be used to conduct clinical trials of the 89bio Drug Product;

Whereas, Provider has represented that it has the requisite infrastructure, licenses, permits and capabilities, including trained and experienced personnel and technical skills, to develop, manufacture and supply the 89bio Product (as defined below) to 89bio in accordance with this Agreement; and

Whereas, the Parties desire that Provider develop, manufacture and supply 89bio with the 89bio Product under this Agreement on the terms and subject to the conditions set forth below.

Agreement

Now, Therefore, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties hereto agree as follows:

1.
Definitions.
1.1
“89bio Drug Product” means the finished drug product, incorporating the 89bio Product.
1.2
“89bio Materials” means the materials stated in the applicable Work Order to be provided by 89bio to Provider with respect to the applicable Services.
1.3
“89bio Product” means the formulated bulk drug substance as specified in the applicable Work Order.
1.4
“Affiliate” means, with respect to a Party, any individual, corporation, partnership, company, association, joint venture, firm, or other entity which controls, is controlled by or is

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under common control with such Party. For purposes of this definition only, “control” means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such individual, corporation, partnership, company, association, joint venture, firm, or other entity, whether by the ownership of more than fifty percent (50%) of the securities entitled to be voted generally or in the election of directors of such individual, corporation, partnership, company, association, joint venture, firm, or other entity, or by contract or otherwise.
1.5
“Applicable Law” means all federal, national, state, provincial and local laws, ordinances, rules and regulations, statutes, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards, judgments or permits and licenses of or from governmental authorities relating to or governing the use or regulation of the subject item, as amended from time to time, applicable to the Services or any aspect thereof and the obligations of Provider or 89bio, as the context requires, under this Agreement, including, but not limited to, (A) all applicable federal, state and local laws and regulations of the United States, (B) the U.S. Federal Food, Drug and Cosmetic Act, 21 U.S.C. §301 et seq., (the “Act”) together with any regulations promulgated thereunder, and (C) cGMPs (as defined in Section 1.9 below).
1.6
“Batch” means a defined quantity of 89bio Product that is intended to have uniform character and quality and is manufactured during a single cycle of Manufacturing.
1.7
“Certificate of Analysis” means a document listing the results of testing a representative sample drawn from a Batch to be delivered in accordance with the sampling plan set forth in the applicable master batch records and signed by a suitably qualified employee of Provider.
1.8
“Certificate of Compliance” means a document signed by Provider’s quality assurance department confirming the Batch meets the Specifications and was Manufactured and tested in conformance with cGMP and signed by a suitably qualified employee of Provider.
1.9
“cGMPs” means current Good Manufacturing Practices promulgated by the Regulatory Authorities, including within the meaning of 21 C.F.R. Parts 210 and 211, as amended, and any applicable current good manufacturing practices requirements and pharmaceutical industry standards for the manufacture and testing of clinical investigational products in force from time-to- time in the European Union (including 2003/94/EEC Directive as supplemented by Volume 4 of EudraLex published by the European Commission), as amended.
1.10
“Confidential Information” means all information relating to (a) a disclosing Party’s business or business plans, including, but not limited to, suppliers, customers, prospective customers, contractors, clinical data, the content and format of various clinical and medical databases, utilization data, cost and pricing data, disease management data, software products, programming techniques, data warehouse and methodologies, all proprietary information, know-how, trade secrets, technical and non-technical materials, products, methods, specifications, processes, sales and marketing plans and strategies, designs, and any such information developed by the disclosing Party or its personnel for or on behalf of the disclosing Party, (b) information of

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any Third Parties, and (c) any discussions or proceedings relating to any of the foregoing information, whether disclosed in oral, electronic, visual, written or any other form. Confidential Information includes the terms and conditions of this Agreement. Confidential Information shall also include information of the disclosing Party that a reasonable Person would consider confidential or proprietary under the circumstances. The fact that the disclosing Party may have marked or identified as confidential or proprietary any specific information shall be indicative that the disclosing Party believes such information to be confidential or proprietary, but the failure to so mark information shall not conclusively determine that such information is or is not considered Confidential Information by the disclosing Party. All information that is specifically related to the 89bio Products or 89bio Materials and is developed or generated by or on behalf of Provider as a result of performing the Services or the Manufacture of 89bio Products hereunder including master production and control records, Batch production and control records, 89bio Arising IP, and results of quality control tests for Batches, in each case will be deemed to be 89bio’s Confidential Information and Provider will be deemed to be the receiving party of such Confidential Information. All information that is specifically related to the Provider’s facility or premise which Provider utilize to perform the Services or the Manufacture of 89bio Products hereunder including parameters of bioreactors. Provider Arising IP and/or improvement during the services, in each case will be deemed to be Provider’s Confidential Information and 89bio will be deemed to be the receiving party of such Confidential Information; provided however, nothing herein shall prohibit 89bio from disclosing Provider Arising IP as needed to exercise its rights under the non-exclusive license set forth in Section 9.3.
1.11
“Dedicated Equipment” means the equipment, if any, identified on a Work Order that is purchased for the exclusive dedicated use by Provider in the provision of the Services.
1.12
“Facility” means the facility of Provider located at the location set forth in the Work Order.
1.13
“Intellectual Property” means all (i) trademarks, service marks, trade names, trade dress and logos and any applications for registrations, registrations and renewal thereof; (ii) patent, patent rights, industrial and other designs, including any and all applications, divisions, continuation- in-part, extensions, validations, re-examinations or reissues; (iii) copyrights and moral rights, any original work or authorship fixed in any tangible medium of expression, including literary works, all forms and types of computer software, all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing, all musical, dramatic, pictorial, graphic and artistic works; (iv) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, technical information, techniques, inventions, designs, drawings, procedures, processes, models, manufacturing, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain; and (v) all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection.

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1.14
“Latent Defect” means a defect existing at the time of delivery of the 89bio Product in question to 89bio, but which could not reasonably be discovered by a visual inspection of its outer packaging.
1.15
“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce the 89bio Product including, the development, manufacturing, processing, filling, finishing, packaging, labeling, storage, quality control testing, sample retention, stability testing, release, and delivery of the 89bio Product.
1.16
“Permitted Recipients” means the directors, officers, employees, testing laboratories or professional advisers who are required, on a need to know basis, in the course of their duties to receive and consider the Confidential Information for the purpose of enabling the relevant Party to perform its obligations under this Agreement; provided, that those persons are under obligations of confidence and non-use no less stringent than those set out in Section 10.
1.17
“Project” shall have the meaning provided in Section 2.2.
1.18
“Regulatory Authority” means any governmental or regulatory authority, department, body, or agency or any court, tribunal, bureau, commission or similar body, whether federal, state, provincial, county or municipal, including but not limited the FDA, EMA, and Health Canada and any other foreign regulatory agencies involved in regulating any aspect of the conduct, development, Manufacture, market approval, sale, distribution, packaging or use of the Services or 89bio Product.
1.19
“Results” shall have the meaning provided in Section 2.7.
1.20
“Services” means any or all parts of the services to be conducted by Provider as described in the relevant Work Order.
1.21
“Specifications” means (a) with respect to 89bio Product to be Manufactured and supplied hereunder, the applicable 89bio Product specifications, including: (i) specifications for Components and 89bio Materials; (ii) Manufacturing specifications, directions, and processes; (iii) storage requirements; (iv) lists of tests, analytical procedures, and acceptance criteria that the applicable 89bio Product must meet; and (b) with respect to other Services, any requirements, acceptance criteria, quality guidelines and other specifications set forth in the applicable Work Order.
1.22
“Third Party” means any individual, corporation, partnership, company, association, joint venture, firm, or other entity that is not a Party, or an Affiliate of a Party.
2.
Scope of Work.
2.1
Scope of Agreement. As a master form of contract, this Agreement allows the Parties to contract for multiple projects through the issuance of multiple work orders without having to re-negotiate the basic terms and conditions contained herein. Subject to the terms and

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conditions of this Agreement, 89bio hereby agrees to retain Provider as a non-exclusive manufacturer of the 89bio Product, and Provider agrees to Manufacture the 89bio Product for 89bio at the Facility. Provider further agrees to Manufacture and supply the 89bio Product exclusively to 89bio.
2.2
Performance of Services. The Parties shall set forth in writing the specific Services to be performed by Provider for each project under this Agreement (each, a “Project”) on a Project-by-Project basis, and such writing shall further set forth the time line and schedule for the performance of such Services, the applicable Specifications, any agreed-upon subcontractor or Provider Affiliate performing any part of the Services, the Facility where the Services will be carried out, and the compensation to be paid by 89bio to Provider for the provision of such Services, as well as any other relevant terms and conditions acceptable to the Parties (each such writing, a “Work Order”). Each Work Order shall be signed by both Parties. The Parties shall attach a copy of each executed Work Order to this Agreement and each such Work Order is hereby incorporated herein by reference. The Work Order for the initial Services to be performed by Provider is attached hereto as Exhibit A. Each Work Order shall be subject to all of the terms and conditions of this Agreement and the Quality Agreement. To the extent any terms or provisions of a Work Order conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control, except for quality and compliance related issues, including compliance with cGMP, wherein the Quality Agreement shall control, unless 89bio and Provider agree otherwise in writing.
2.3
Quality Agreement. Within [***] of any request by 89bio to enter into a Quality Agreement, and in any event prior to the first cGMP Manufacturing of 89bio Product hereunder, 89bio and Provider shall enter into a quality agreement (the “Quality Agreement”) in such form and containing such terms as mutually agreed upon by the Parties. To the extent any of the terms of the Quality Agreement conflict with the terms of this Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the terms of this Agreement shall control, provided with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern, unless 89bio and Provider agree otherwise in writing.
2.4
Provider Responsibilities. Provider agrees to perform the Services set forth in each Work Order in a competent and professional manner and in strict accordance with the terms and conditions contained in this Agreement and the Work Order, the Quality Agreement and Applicable Law. Provider shall Manufacture the 89bio Products in accordance with the Specifications.
2.5
Resources, Equipment and Capacity. Provider shall maintain and reserve for 89bio’s benefit sufficient qualified personnel, time, manufacturing equipment and cGMP production capacity to enable Provider to Manufacture and package 89bio Products in accordance with the Specifications and Applicable Laws and the applicable Work Order, unless otherwise agreed in the Work Order.

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2.6
Use of Affiliates and Subcontractors. Provider may use subcontractors or its Affiliates to perform any obligations of Provider under this Agreement and the applicable Work Order only to the extent the applicable Work Order explicitly contemplates such use of the subcontractor or Affiliates and specifically names such subcontractor and/or Affiliate, provided that with respect to Services to be provided on a cGMP basis, no such delegation or subcontracting of Services to an Affiliate of Provider or subcontractor shall occur until 89bio also has completed a cGMP audit. Provider will at all times be solely responsible and liable for any Services performed by such permitted subcontractors or Affiliates to the same extent as if the performance of such Services was that of Provider and for the compliance of its permitted subcontractors or its Affiliates with the terms and conditions of this Agreement, including the applicable Work Order. 89bio shall remit payment for any Services performed by any such permitted subcontractors or Affiliate to Provider and Provider shall be solely responsible and liable for payment of all fees owed to such subcontractors or Affiliate.
2.7
Results. All information, documents, records, data, specimens, and other work product developed or generated by Provider or its employees, agents, consultants, subcontractors, Affiliates or other representatives in the course of conducting the Services (including, documents, records, data, specimens, and other work product pertaining to Manufacturing, handling, storing, analyzing, testing, filling, finishing, packaging, inspecting, labeling, and preparing for shipment of 89bio Product as well as pertaining to developing and optimizing the processes by which 89bio Product are made, release Specifications, analytical test methods and results, master and lot manufacturing instructions, data from testing and inspections, original records of experimental work performed to establish capability to Manufacture and test the 89bio Product, lists and inventory of raw materials, components and equipment used in the Manufacturing, handling, storing, analyzing, testing, filling, finishing, packaging, inspecting, labeling, and preparing for shipment of 89bio Product, approved qualification reports for such equipment, and process trend and variability data), whether in written, graphic or electronic form or contained in any computer database or in any computer readable form (collectively, the “Results”), will be the sole and exclusive property of 89bio and shall be deemed 89bio Confidential Information. Any copyrightable work created in connection with the performance of a Project and contained in or relating to the Results will be considered a work made for hire, whether published or unpublished, and all rights therein will be the property of 89bio and Provider irrevocably and unconditionally waives any provision of law known as “moral rights.” Provider shall assign and hereby does assign Provider’s entire right, title and interest in and to the Results, including all Intellectual Property rights therein, to 89bio. Nothing herein is intended to limit Sections 9.1 and 9.4.
2.8
Records. Provider shall record, or cause to be recorded, all Results in a timely, accurate and complete manner. Copies of all Results collected shall be delivered to 89bio by Provider in a timely manner throughout the performance of the Project, and in no event later than [***] after the date of completion or termination of such Project or later than [***]after the date on which 89bio otherwise requests delivery of the Results. Provider shall maintain all original documents comprising the Results (subject to its confidentiality, non-disclosure and non-use obligations set forth in Section 10). Provider shall store these original documents in a safe and organized manner so that they may be provided upon request to 89bio or to the FDA, Drug

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Enforcement Agency or other Federal or State agency. Upon 89bio’s request, or in the event of termination of this Agreement or in the event that 89bio elects not to pursue marketing, sale, license, or transfer of the 89bio Product, Provider shall surrender copies of documents to 89bio upon receipt of written request for such from 89bio. 89bio shall have the sole right to publish, disclose and use any Results as 89bio, in its sole discretion, deems appropriate, including in submission to any U.S. or foreign regulatory authority.
2.9
89bio Materials.
(a)
89bio agrees to provide at no cost to Provider the 89bio Materials necessary for performance of a Project as specified in the applicable Work Order, in amounts sufficient for the conduct of the applicable Project. Any shipment from 89bio to Provider of 89bio Materials will be made [***]. Provider shall handle, sample and test the 89bio Material in accordance with the Specifications for the 89bio Material and in accordance with cGMP. Provider shall perform the acceptance tests specified in the applicable Work Order (or as otherwise specified by 89bio in writing) on all 89bio Materials before it uses such 89bio Materials in Manufacturing of 89bio Product, and shall notify 89bio within [***] of delivery of the 89bio Materials to Provider of any defects in the 89bio Materials that are detected through the performance of such acceptance tests. Provider shall be responsible for the storage of the 89bio Materials and Components while in Provider’s possession at Provider’s own cost. The storage of the 89bio Materials and Components by Provider shall comply with cGMP, the Specifications for the 89bio Materials, any Specifications for Components, and such other storage instructions provided by 89bio in writing.
(b)
All 89bio Materials will remain the sole property of 89bio. Provider will use the 89bio Materials only in furtherance of the Services in accordance with this Agreement and Work Orders, and will not use or deliver the 89bio Materials to or for the benefit of any Third Party without the prior written consent of 89bio, and Provider will use the 89bio Material only in compliance with Applicable Laws. Unless any authorities would raise the request to access in an inspection that is governed by Section 3.3 hereof and in compliance therewith, Provider may allow access to the 89bio Materials only to those of its employees or its permitted contractors’ or Affiliates’ employees who require such access in order to perform their duties in connection with the performance of the Services, provided that such employees are bound by written agreements with Provider (or permitted contractor or Affiliate, as applicable) containing confidentiality and non-use obligations that are at least as restrictive as those this Agreement and intellectual property assignments consistent with Provider’s commitments hereunder.
(c)
Provider shall keep all 89bio Materials segregated from other materials within its reasonable control in order to maintain the integrity of the 89bio Materials and shall not allow any samples of the 89bio Materials to be used or tested by any person who is not under its direct supervisory control for any purposes. Provider shall not, and shall not permit and, attempt to analyze in any manner, reverse engineer, derivatize, deconstruct or in any way determine the structure or composition of the 89bio Materials, except as is

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necessary to perform the Services. Provider shall perform only such tests and analysis as is necessary to meet its obligations under this Agreement and shall maintain the confidentiality of the results of such test in compliance with the terms of this Agreement. Provider covenants that it will: (i) take all necessary care to prevent damage to or loss or theft of 89bio Materials; (ii) clearly identify all such 89bio Materials and Components in storage and in its books as goods belonging to 89bio; and (iii) when possible use first-expiry, first out methods of usage with respect to the 89bio Materials. Provider hereby grants to 89bio a right for 89bio, its employees, its external counsel, including legal counsel or financial auditors and any Third Party contractors approved by Provider, which approval shall not be unreasonably withheld or delayed, to enter any premises where the 89bio Materials are stored in order to inspect and/or repossess the 89bio Materials for cause or during scheduled audits as provided for in Section 3.2.
(d)
Provider will reimburse 89bio for 89bio’s cost to replace the 89bio Materials, together with any additional out-of-pocket expense, including transportation fees and transportation insurance fees which, as a result of the negligence, intentional misconduct, or breach of obligations under this Agreement by Provider, cannot be used for Manufacturing 89bio Products or are lost, damaged, destroyed or stolen at any time after delivery of such 89bio Materials to the Facility. Provider will immediately inform 89bio of any loss or damage to 89bio Materials and promptly provide in writing all explanations and evidence.
(e)
In the event that Provider determines that 89bio Material is not in compliance with the Specifications for the 89bio Material, Provider shall notify 89bio within [***]of such determination. Thereafter if 89bio agrees, after reviewing Provider’s documentation, that the 89bio Material is out-of-specification, Provider shall return such non- conforming 89bio Material at [***] cost.
(f)
Any 89bio Materials remaining at the termination or expiration of a Work Order shall be returned to 89bio.
(g)
Except as expressly provided in Section 9, nothing in this Agreement shall be construed as conferring on Provider any express or implied license or option to license the 89bio Materials, the Confidential Information of 89bio, or any patent, patent application or other Intellectual Property owned or controlled by 89bio.
2.10
Components. Should Provider be required to purchase any material (other than the 89bio Materials) under an applicable Work Order, such as [***], necessary to perform the Services (collectively, “Components”). Provider shall procure such Components from suppliers who are authorized or approved by 89bio if such authorization or approval is requested by 89bio or if such authorization or approval is required by Regulatory Authorities. The costs of all [***] fee for such Components will be charged to [***] at [***] cost plus handling fee following the table below for any item per transaction; provided however, that the handling fee for [***] will be [***] regardless of the price per item per transaction.

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Price per item per transaction	Handling fee (%)
[***]	[***]
[***]	[***]
[***]	[***]

For example, one item per transaction is [***], then the handling fee will be [***].

89bio shall be deemed to be the owner of all such Components, upon payment of the relevant invoice issued by Provider. Provider shall manage the use of Components in accordance with cGMP “first in-first out” rules. The Components shall meet the specifications agreed upon by the Parties. Provider shall perform testing and evaluation of the Components as required to meet the foregoing obligations. Any Components paid for by 89bio that are remaining at the termination or expiration of a Work Order shall be delivered to 89bio.

2.11
Dedicated Equipment. If Dedicated Equipment is identified in a Work Order, an amendment to this Agreement covering the selection, procurement, handling fee (if any), warranties, use, storage, ownership, risk of loss, and option to purchase (if not paid as a pass-through cost) of the Dedicated Equipment, among other things will be negotiated by the Parties at that time. In any event, upon termination or expiration of the Work Order for any reason, if the cost of the Dedicated Equipment has been paid by 89bio (typically as a pass-through cost), or 89bio has paid the option purchase price for the Dedicated Equipment, then 89bio shall have the right to, upon reasonable notice, reclaim possession of such Dedicated Equipment [***] (including all costs of disconnection, removal, physical transfer, and any subsequent reinstallation and requalification costs). Provider shall reasonably cooperate with 89bio to remove and return such Dedicated Equipment to 89bio or its designee in accordance with 89bio’s written instructions and shall invoice 89bio for direct costs incurred.
2.12
Communications. For each Work Order, each Party shall appoint a project representative (each, a “Representative”) who shall have primary responsibility for day-to-day interactions with the other Party’s Representative concerning the Services under the relevant Work Order. Either Party may appoint a substitute or successor Representative by providing written notice thereof to the other Party.
3.
Change Orders; Audits; Inspections
3.1
Change Orders. Any material change to a Work Order shall require a written amendment to the relevant Work Order (a “Change Order”) executed by each Party. Each Change Order shall be generated by Provider and shall detail the changes to the applicable task, responsibility, duty, fees, timeline or other matters. Each Change Order shall be effective upon the written approval of such Change Order by 89bio.

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3.2
Audits. Representatives of 89bio may audit Provider’s Facility(ies) and Provider’s documentation, including Results, and visit and/or meet with Provider at reasonable times during normal business hours, with reasonable advance notice. Provider shall also ensure that representatives of 89bio may inspect the facilities of any subcontractor and Affiliate of Provider that is providing Services at reasonable times during normal business hours, with reasonable advance notice. 89bio may not conduct an inspection more than once during any 12-month period, unless reasonable grounds exist, including but not limited to, a material quality or compliance issue concerning the 89bio Product or its Manufacture, including filling, labeling, or packaging, Facility issues affecting the Services, a forthcoming inspection by a Regulatory Authority in connection with 89bio Product or Services, an inspection required by a strategic partner of 89bio, or proposed process or Manufacturing changes. Provider shall assist 89bio in scheduling such audit or visit at mutually agreeable times at no extra charge. Provider agrees to identify a representative of their independent Quality Assurance unit to act as a liaison to a representative of 89bio Quality Unit. Provider will participate in 89bio’s audit and will respond to any reasonable issues raised by 89bio based on such audit, with a corrective action plan mutually acceptable to the Parties.
3.3
Inspections. If any governmental or Regulatory Authority conducts, or gives notice to Provider of its intent to conduct, an inspection of the Facilities or of any other facilities where any Services are being performed or to take any other regulatory action with respect to any Services, Provider will notify 89bio within the period set forth in the Quality Agreement of receiving notice thereof and prior to complying with such a demand or request. Provider will also notify 89bio of receipt of any form 483’s or warning letters or any other significant regulatory action which Provider’s quality assurance group determines could impact the regulatory status of the 89bio Product. Provider and 89bio will cooperate in resolving any concerns with any Regulatory Authority, and 89bio may review Provider’s responses to any such reports and communications, and Provider shall in its reasonable discretion incorporate into such responses any comments received from 89bio. Provider will also inform 89bio of any action taken by any Regulatory Authority against Provider or any of its officers or employees which may be reasonably expected to adversely affect the 89bio Product or Provider’s ability to provide the Services or Manufacture and supply the 89bio Product hereunder within the period set forth in the Quality Agreement after the action is taken.
4.
TESTING; SHIPPING; DELIVERY; ACCEPTANCE
4.1
Batch Release. Provider shall be responsible for the technical release to 89bio of each Batch of 89bio Product Manufactured. The Batch of 89bio Product can be released once Provider has performed or has had performed under its supervision by an independent Third Party, all customary tests as per the Specifications and each of the 89bio Products meets the Specifications and Applicable Laws. As part of the release of each Batch of 89bio Product, Provider will provide 89bio with a Certificate of Analysis and a Certificate of Compliance. Provider agrees to further provide a copy of the Batch production records, a BSE/TSE statement and a Nitrosamine statement certifying that the 89bio Product does not contain, and was not Manufactured with, any animal products or any materials of animal origin and do not contain any Nitrosamines or precursors.

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4.2
Storage. Provider shall store all 89bio Product, 89bio Materials and Components at the Facility with due care and identifiably distinct from other raw material and finished or filled product stocks and shall comply with all storage requirements set forth in the Specifications and all Applicable Laws, including cGMPs. If any 89bio Materials and/or 89bio Product are damaged due to the failure of Provider to comply with all storage requirements set forth in the Specifications and all Applicable Laws, including cGMPs, then Provider shall indemnify 89bio for any losses, claims, penalties, damages, expenses, liabilities, or costs incurred by 89bio as a result of such failure.
4.3
Shipping. Shipment of 89bio Product shall be in accordance with Applicable Laws, including cGMP, Good Distribution Practices (GDP), and the instructions for shipping and packaging specified in the relevant Work Order and/or Quality Agreement or as otherwise agreed to in writing by the Parties. Delivery terms are [***]. Title to and risk for the 89bio Products Manufactured by Provider under this Agreement shall pass to 89bio after the 89bio Product has been passed to the carrier assigned by 89bio. Provider shall arrange for the shipment of the 89bio Products in accordance with 89bio’s instructions and using a carrier that has been approved by 89bio in writing. [***] shall retain the carrier for transportation of the 89bio Products. Provider will be responsible for customs clearance in China ([***] will be responsible for out-of-pocket costs, invoiced to [***] without mark-up, for customs clearance in China), schedule freight pick up with the carrier, and schedule freight pick up and complete the documentation [***] at [***] expense for shipment of 89bio Products. Shipment of all 89bio Products shall be made at [***] cost and expense. Provider shall use commercially reasonable efforts to effect delivery of 89bio Product on the applicable delivery date specified in the relevant Work Order or as otherwise specified by 89bio in writing.
4.4
Manufacturing Problem. In the event that Provider becomes aware of any matter, circumstance or event (a “Manufacturing Problem”) which (i) would reasonably be expected to give rise to a material delay in the shipment of 89bio Product; (ii) reasonably indicate that the quality standards set forth herein and in the Quality Agreement have been materially compromised or (iii) may reasonably give rise to a material breach hereunder or the right of 89bio to terminate this Agreement, Provider shall promptly give written notice to 89bio of such Manufacturing Problem, the cause thereof, the anticipated length of such Manufacturing Problem, and the action to be taken to reduce, minimize or remove the adverse effects of any such Manufacturing Problem. Within [***] of receipt of the notice given pursuant to this Section 4.4, 89bio and Provider shall meet with a view to agreeing to any actions necessary to ensure that no interruption to supply or shortfall in quantities of 89bio Product occurs.
4.5
Inspection and Rejection.
(a)
Shortages. 89bio shall inform Provider in writing of any claim relating to a shortage in the quantity of 89bio Products delivered within [***] from the receipt by 89bio or 89bio’s designee of each Batch of 89bio Products received and 89bio shall provide Provider with copies of any appropriate documents in 89bio’s possession relating to such shortages. At 89bio’s election, (i) Provider shall, at its own cost, including, shipment, customs, duties, taxes and insurance cost, provide 89bio with any missing quantity of any

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89bio Product, as far as possible within the timeline specified by 89bio, or (ii) 89bio shall have the right to deduct from payment of any invoice any missing quantity of 89bio Products shipped. If it does not notify Provider in writing about a shortage within [***] of receipt, 89bio shall be deemed to have accepted the Batch regardless of whether 89bio has actually performed any inspection of a shipment of such Batch, and to have waived any claims in respect of quantitative defects for that Batch.
(b)
Defects. After receipt of a shipment of 89bio Product by 89bio or 89bio’s designee, 89bio shall have [***] to analyze such 89bio Product for conformity with (i) the Certificate of Analysis and the Certificate of Compliance, (ii) the Quality Agreement, (iii) the Specifications, and (iv) cGMPs, and to accept or reject the shipment. Payment for 89bio Product prior to such final acceptance or rejection by 89bio shall not constitute acceptance thereof. If 89bio does not reject a shipment of 89bio Product within [***] of receipt of the 89bio Product by 89bio or 89bio’s designee, 89bio shall be deemed to have accepted such shipment. However, 89bio’s acceptance of a Batch shall not preclude a subsequent rejection of such Batch or any portion thereof following discovery of a Latent Defect in such Batch, including discovery of any substance that would cause the 89bio Product to be adulterated within the meaning of the United States Food, Drug, and Cosmetic Act. 89bio must notify Provider in writing within [***] of discovery of a Latent Defect, including the reasons therefor (including supporting information). 89bio will return the rejected Batch of 89bio Product in accordance with Provider’s reasonable instructions and at Provider’s expense. For the purpose of clarity, the manufacture or delivery of defective 89bio Product itself shall not constitute a material breach of this Agreement.
4.6
Dispute of Rejected Batch(es). If Provider disagrees with the reasons for the rejection, within [***] from the receipt of the 89bio rejection notice, the quality assurance representatives of the Parties will attempt in good faith to resolve any such disagreement. If the Parties are unable to resolve the disagreement in a reasonable time (which will not exceed a period of [***]), the dispute shall be resolved by an independent testing organization of recognized repute within the United States pharmaceutical industry agreed upon by the Parties (which agreement shall not be unreasonably withheld or delayed by either Party); the decision of this organization shall be final and binding upon the Parties. The fees and expenses of such independent testing organization shall be borne by the Party against whom the decision is made.
4.7
Replacement. If the Provider agrees with (or chooses not to contest) the reasons for such rejection or the independent testing organization upholds the reasons for such rejection, Provider shall provide 89bio with a corrective action plan within [***] of receiving notice from 89bio of its rejection or of receiving the testing organization’s decision and shall supply 89bio, at Provider’s expense, with a like quantity of replacement 89bio Product that conforms to the applicable Specifications, the Quality Agreement and cGMPs as soon as practicable, but in any case, within [***], contingent upon the timely receipt from 89bio of all 89bio Materials (at Provider’s expense) required for the Manufacture of such replacement 89bio Product.

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5.
Quality Assurance
5.1
Validation and Stability Studies. Provider shall perform validation and stability studies as agreed between the Parties in writing, or to the extent required by the ICH regulations and Applicable Laws to Manufacture the 89bio Products at the Facility for use in clinical trials.
5.2
Release Testing. Prior to release of the 89bio Products to finished goods inventory, Provider shall test the 89bio Products in accordance with the testing procedures described in the Specifications.
5.3
Analytical Reference Standards. 89bio shall provide (either directly or from the 89bio Product cGMP Batches performed hereunder), without charge to Provider, analytical reference standards for the 89bio Products. The reference standards shall be provided in quantities reasonably required for Provider to perform its obligations relating to the Manufacture, stability testing or any other testing of the 89bio Products under this Agreement.
5.4
Technical and Quality Matters. The respective responsibilities of each Party in relation to technical and quality matters are further set out in the Quality Agreement.
6.
Payment.
6.1
Provider shall invoice 89bio at the time of delivery of the shipment FCA at the Facility for the 89bio Product delivered in accordance with Section 4.3. Each such invoice shall include the invoice number, unit price, and total price of the 89bio Product contained in the shipment in question. All sales of the 89bio Product to 89bio shall be controlled by the terms and conditions of this Agreement. Any preprinted terms contained in any invoice and any other business forms used by either Party for the purposes of ordering, invoicing, shipping or order acceptance or acknowledgment that modifies, are in addition to or are inconsistent with any of the terms of this Agreement shall not form part of this Agreement and shall be null and void and have no force or effect (unless, in each case, as may be otherwise expressly agreed upon by 89bio and Provider in writing).
6.2
Fees and Payments. 89bio shall pay each undisputed invoice within [***] of receipt thereof. Each invoice will contain enough detail about the activities under each Work Order during the invoiced period to enable 89bio to determine the accuracy of the amounts invoiced, including copies of all documentation relating to any pass-through expenses. Provider may not exceed the budget set forth in a Work Order without the prior written consent of 89bio. The fees and costs set forth in the applicable Work Order comprise 89bio’s entire payment obligation under this Agreement for Provider’s performance of the Services set forth in that Work Order, and include compensation for all of Provider’s direct and indirect costs of materials and labor, and all overhead related thereto, in connection with such Services. Provider shall keep accurate records of all Services performed, and expenses incurred (including any Components used in performance of the Services and invoice calculations).

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6.3
Business Review. Upon the written request of 89bio and not more than [***] during the Term and for a period of [***] thereafter, Provider shall permit 89bio or its representative, at 89bio’s expense, to have access during normal business hours to such of the records of Provider as may be reasonably necessary for external manufacturing management regarding a CDMO related to any Work Orders for any Calendar Year ending not more than [***] prior to the date of such request.
6.4
Taxes. Any use, sales, excise or value added tax, duty custom, inspection or testing fee, or any other tax, fee or any charge of any nature whatsoever imposed by any governmental authority on or measured by the transaction between 89bio and Provider (other than Provider’s income tax), shall be paid by 89bio in addition to the prices quoted or invoiced by Provider. In the event that Provider is required to pay any such tax, fee or charge, 89bio shall reimburse Provider for such payment, or in lieu of such payment, 89bio shall provide Provider at the time the order is submitted an exemption certificate or other document acceptable to the authority imposing the tax, fee or charge.
7.
Regulatory.
7.1
Maintenance of Permits. Provider shall maintain, at its sole costs, all manufacturing licenses and other regulatory and governmental permits, licenses and approvals that may be necessary to Manufacture and ship 89bio Product.
7.2
Approvals. 89bio shall be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for 89bio to use the 89bio Product Manufactured hereunder, including but not limited to all submissions filed with the FDA or other Regulatory Authorities, other than those necessary licenses, permits or approvals, including any site establishment fees imposed by FDA or other Regulatory Authority, as required by Applicable Laws in order for Provider to perform the Services at the applicable Facility which shall be [***].
7.3
Notification of Adverse Manufacturing Activities. Provider shall advise 89bio of any information arising out of its Manufacturing activities that has adverse regulatory compliance and/or reporting consequences concerning the 89bio Product.
7.4
Activities at the Manufacturing Site and Machinery Used to Manufacture Products. Provider agrees to disclose to 89bio upon 89bio’s request, subject to Provider’s confidentiality obligations to its other customers and Third Parties, the nature of any relevant products manufactured or packaged by Provider for itself or Third Parties which use the same machinery as that used by Provider for the Manufacture of 89bio Products under this Agreement or that are stored in the same location where the 89bio Products or 89bio Materials are stored in order that Provider and 89bio may identify any potential effects on quality, safety or efficacy of the 89bio Products which may result.
7.5
Storage and Warehousing. Provider shall store and warehouse all 89bio Materials, Components and 89bio Products in premises that are secure, clean, compliant with the Specifications, manufacturing licenses and the Quality Agreement. Provider shall comply with

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any agreed upon requirements of 89bio relating to the security of controlled drug substances. Provider shall be responsible for the safe storage and handling of the 89bio Product until delivery to 89bio in accordance with Section 4.3. The Provider shall keep records of the storage conditions in relation to each batch of 89bio Products in accordance with the requirements set forth in the Quality Agreement.
7.6
Handling of Materials; Wastes. Provider shall inform its employees, contractors and other personnel of any known or reasonably ascertainable chemical hazards associated with the 89bio Product or any wastes (including, Hazardous Materials) generated through performance of the Manufacturing of the 89bio Product, and to provide such persons with reasonable training in the proper methods of handling and disposing of such items. In addition, Provider shall handle, accumulate, label, package, ship and dispose of all wastes (including, Hazardous Materials) generated through performance of the Manufacturing of the 89bio Product in accordance with all Applicable Laws.
7.7
Documentation for Regulatory Authority Requirements. Provider shall maintain in accordance with and for the period specified in the Quality Agreement (unless Applicable Laws, including cGMP, require a longer period), complete and accurate records relating to the Manufacture of 89bio Products and performance of Services as it may be required to hold under such Applicable Law. Provider shall make such documentation available to 89bio (in so far as they are applicable to the 89bio Product and excluding or redacted to remove Provider’s Confidential Information, including its proprietary SOPs) promptly upon 89bio’s request or its representative for inspection pursuant to obligations of confidentiality upon reasonable request. Provider will provide to 89bio an inventory of records and record types pertaining to the Services, and upon request, a copy of all such records. Following expiration or termination of this Agreement, Provider shall (a) continue to make such records available to 89bio for a period of [***] from the date of such expiration or termination or (b) upon 89bio’s prior written request, transfer ownership of such records to 89bio. After expiration of such retention period, Provider will either transfer such records to 89bio or destroy such records as determined by 89bio in its sole discretion.
7.8
Assistance with Regulatory Filing. Provider shall provide 89bio with reasonable regulatory support. Any regulatory support activities provided by Provider and associated solely and directly with the Facility will be provided at [***]. For the avoidance of doubt, any other costs for regulatory support activities provided by Provider, including but not limited to those associated to the Manufacturing process or the 89bio Product, shall be [***]. The reports related to the Services shall be established to capture the process development activities (“Development Reports”). The quality and the details captured in such Development Reports should be such that information and data on the Manufacturing process can be incorporated into CTD modules for submission to the Regulatory Authorities. Provider shall prepare and provide to 89bio, at no additional cost (unless otherwise agreed to in writing by the Parties), a report describing the Manufacturing processes for the 89bio Product (including any changes to the analytical methods) (in so far as they are applicable to the 89bio Product and excluding Provider’s Confidential

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Information, including its proprietary SOPs) for 89bio’s use in updating the CMC Section of the applicable IND/IMPD and/or NDA/BLA.
8.
Labeling
8.1
Labeling. 89bio shall provide Provider with any labeling which 89bio requires to be included on the packaging for the 89bio Products (the “89bio’s Labeling”). All 89bio’s Labeling shall be provided by 89bio to Provider in a form appropriate for Manufacture of the 89bio Products in accordance with cGMP, the Specifications and Applicable Laws.
8.2
Responsibility for and Changes to Labeling. 89bio shall be responsible for the design of 89bio’s Labeling and for ensuring that such labeling is accurate and complies with all Applicable Laws. In the event that 89bio requests a change to 89bio’s Labeling for any 89bio Product the Parties will mutually agree on the timing for the introduction of any such change.
9.
Intellectual Property.
9.1
Background IP. Each Party shall, at all times throughout and after the Term, remain the owner of any and all Intellectual Property that it owned (or was licensed to use) prior to the Effective Date, and which Intellectual Property shall, for the purposes of this Agreement, be defined as “Background IP”. For the purposes of this Section, Background IP vested in 89bio (or its Affiliates) shall be defined as “89bio Background IP” and Background IP vested in Provider (or its Affiliates) shall be defined as “Provider Background IP”.
9.2
89bio Arising IP. Neither Provider, its Affiliates, nor any of their respective subcontractors shall acquire any rights of any kind whatsoever with respect to the 89bio Product by conducting Manufacturing activities hereunder. All rights to any Intellectual Property (whether or not patentable) conceived (whether or not reduced to practice) in the performance of Services conducted under this Agreement by Provider’s or its Affiliates’ employees, or independent contractors, either solely or jointly with employees, agents, consultants or other representatives of 89bio relating to the 89bio Product or the Manufacturing, processing, testing, packaging, or storing thereof to the extent relating to the 89bio Product and not useful for general pharmaceutical manufacturing activity, will be owned solely and exclusively by 89bio (“89bio Arising IP”). Provider shall assign and hereby assigns its entire right, title and interest in and to the 89bio Arising IP, including all Intellectual Property rights therein, to 89bio. For purposes of clarity, scale-up and scale-down strategies relating to the 89bio Product shall be deemed 89bio Arising IP.
9.3
Provider Arising IP. All rights to any Intellectual Property (whether or not patentable) conceived (whether or not reduced to practice) in the performance of work conducted under this Agreement by Provider or its Affiliates’ employees, or independent contractors, either solely or jointly with employees, agents, consultants or other representatives of 89bio which is not 89bio Arising IP will be owned solely and exclusively by Provider (“Provider Arising IP”). Provider hereby grants to 89bio a non-exclusive and royalty free, perpetual, irrevocable and sub- licensable license to use the Provider Arising IP for the Manufacture of 89bio Product, 89bio Drug Product.

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9.4
Use of Intellectual Property. Provider will not use, or allow others to use, any 89bio Background IP or 89bio Arising IP for any purpose other than the Manufacture of the 89bio Products for 89bio. 89bio will not use, or allow others to use, any Provider Background IP for any purpose other than in relation to clinical trials for the 89bio Product. 89bio hereby grants Provider and any Affiliates and subcontractors approved by 89bio a non-exclusive and royalty free license for the Term to use the 89bio Background IP and 89bio Arising IP to the extent necessary to Manufacture the 89bio Product under this Agreement.
9.5
Assistance. Provider shall, [***], reasonably cooperate in the preparation, filing, prosecution and maintenance of all patent rights of any 89bio Arising IP. Such cooperation shall include as reasonably appropriate execution of all papers and instruments appropriate so as to enable 89bio to prepare, file, prosecute and maintain such rights in any country.
10.
Confidentiality.
10.1
Non-Use, Non-Disclosure. The receiving Party shall (i) use the Confidential Information of the disclosing Party only during the Term and only as reasonably necessary to carry out the purpose of this Agreement, (ii) protect the Confidential Information of the disclosing Party against unauthorized use or disclosure applying standards of care reasonably expected and no less stringent than the standards applied to protection of the receiving Party’s own confidential information of a similar nature and (iii) not disclose any Confidential Information of the disclosing Party to any person or entity except to its Permitted Recipients but then only on a need to know basis to those Permitted Recipients who are bound by confidentiality restrictions as restrictive as this Section 10. The Background IP and Arising IP of each Party shall be considered Confidential Information. Notwithstanding the forgoing, 89bio may disclose Confidential Information of Provider as is requested by Regulatory Authorities or as is necessary to be included in regulatory filings or regulatory and ethical authorizations and approvals required for the lawful conduct of clinical trials by 89bio or to the extent reasonably necessary, to sublicensees, licensees, collaborators, vendors, consultants, agents, attorneys, contractors and clinicians under written agreements of confidentiality at least as stringent as those set forth in this Agreement, who have a need to know such information or to existing or potential acquirers, merger partners, collaborators, licensees, sublicensees and sources of financing or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such transaction, collaboration, or license or sublicense and under appropriate conditions of confidentiality, only to the extent necessary and with the agreement by those individuals to maintain such Confidential Information in strict confidence.
10.2
Standard of Care. Manufacturing performed under this Agreement shall take place in a secure area and access to such area shall be obtained by key or keycard. In addition and without limiting the foregoing, Provider shall maintain security practices (which include appropriate administrative, physical and technical safeguards, including underlying operating system and network security controls) designed to meet or exceed generally accepted industry practice (meaning those reasonably expected of a diligent provider providing services similar to Provider when in possession of highly sensitive information belonging to its clients and are designed to ensure the security, confidentiality and integrity of Confidential Information).

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10.3
Required Disclosures. The obligations of confidentiality, non-disclosure and non- use hereunder shall continue until the relevant Confidential Information falls within the exceptions provided for in Section 10.4 hereof. Notwithstanding the foregoing, the receiving Party shall be entitled to disclose the Confidential Information of the disclosing Party to the extent required by Applicable Law or court order or requirements of a stock exchange on the condition that the receiving Party provides the disclosing Party with written notice that the Confidential Information is required to be disclosed sufficiently in advance of the disclosure so as to provide the disclosing Party with reasonable opportunity to seek to prevent the disclosure of or to obtain a protective order for the Confidential Information; and provided further that the receiving Party makes any required disclosures in consultation with disclosing Party.
10.4
Exclusions to Confidentiality. The receiving Party shall not have any obligation hereunder with respect to any Confidential Information if such Confidential Information (a) is, at the time of disclosure or becomes after disclosure, general or public knowledge through no breach of the Agreement by the receiving Party; (b) was, at the time of disclosure, already known by the receiving Party, as established by written record; (c) is received by the receiving Party from a Third Party having the right to disclose same and who is not bound by a confidentiality agreement or obligations; or (d) is independently developed by the receiving Party without reference to or reliance on the disclosing Party’s Confidential Information.
10.5
Notification. In the event the receiving Party or its Permitted Recipients become aware or has knowledge of any unauthorized use or disclosure of Confidential Information under the disclosing Party’s control, the receiving Party shall promptly notify the disclosing Party of such unauthorized use or disclosure and, thereafter, shall take all reasonable steps to assist the disclosing Party in attempting to minimize any potential or actual damages or losses resulting from such unauthorized use or disclosure.
10.6
Return. Upon receipt of a written request from the disclosing Party, or upon termination or expiration of this Agreement, the receiving Party shall promptly return to the disclosing Party all Confidential Information, including all reproductions and copies thereof together with all internal material and documents generated by receiving Party containing Confidential Information or references thereto and the receiving Party shall delete all such Confidential Information and references thereto stored electronically. Notwithstanding the foregoing, each Party may retain a single copy of any Confidential Information as is reasonably necessary for regulatory or insurance purposes, subject to such Party’s obligations of confidentiality under this Agreement. Neither Party is obligated to destroy back-up tapes securely archived provided that the back-up tapes are subject to the confidentiality and non-use obligations under this Agreement and are not readily accessible to users.
10.7
Public Announcements. Neither Party shall make any press or other public announcement concerning any aspect of this Agreement unless the text of such announcement is first approved in writing by all the Parties to this Agreement.

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11.
Representations And Warranties.
11.1
Mutual Representations and Warranties. 89bio and Provider each represent and warrant to the other that:
(a)
Organization and Authority. It has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement;
(b)
No Conflicts or Violations. The execution and delivery of this Agreement by such Party and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Laws existing as of the Effective Date and applicable to such Party and (b) do not conflict with, violate, breach or constitute a default under, and are not prohibited or materially restricted by, any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date; and
(c)
Valid Execution. Such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval or the approval or consent of any Third Party, and the person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action.
11.2
Provider Representations and Warranties for the 89bio Product. Provider represents and warrants to 89bio that:
(a)
Conformance with Specifications. The Product supplied under this Agreement shall conform to the Specifications and the Quality Agreement.
(b)
Conformance with Labeling Instructions and Free from Defects. All 89bio Product shall be in accordance with 89bio’s Labeling, shall be free from defects in materials and workmanship, and shall not be adulterated or misbranded within the meaning of the Act, and is not an article which may not, under the Act, be introduced into interstate commerce.
(c)
Manufacture of the 89bio Product. The 89bio Product shall be Manufactured in accordance with applicable cGMP, applicable Specifications, Applicable Laws and the Quality Agreement.
(d)
Good Title, No Encumbrances. It will convey good title to the 89bio Product supplied under this Agreement, free from any lawful security, interest, lien or encumbrances.
(e)
Right to Provider Background IP. It has the title and/or right to any and all Provider Background IP used to Manufacture the 89bio Product in accordance with this Agreement; and the use of the Provider Background IP to Manufacture the 89bio Product will not infringe the Intellectual Property or any other rights of any Third Party.

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(f)
Bribery. It will neither offer to give nor give money or gifts to 89bio employees or members of their families in exchange for business from 89bio.
(g)
No Debarment. Provider hereby certifies that it has not been debarred under the provisions of the 21 U.S.C. §335(a) or (b), or any similar regulation in China. In the event that Provider: (a) becomes debarred; or (b) receives notice of action or threat of action with respect to its debarment, during the term of this Agreement, Provider agrees to notify 89bio immediately. In the event that Provider becomes debarred as set forth in clause (a) above or Provider receives notice of action or threat of action as set forth in clause (b) above, 89bio will have the right to terminate this Agreement immediately upon written notice to Provider.
(h)
No Services of Debarred Persons. Provider hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership, institution or association which has been debarred under 21 U.S.C. §30. In the event Provider becomes aware of the debarment or threatened debarment of any individual, corporation, partnership, institution or association providing services to Provider which directly or indirectly relate to Provider’s activities under this Agreement, Provider will notify 89bio immediately. 89bio will have the right, upon receipt of such notice, to terminate this Agreement immediately upon written notice to Provider.
11.3
Provider Representations and Warranties for the Services. Provider represents and warrants to 89bio that:
(a)
Conformance with Specifications. The Services provided under this Agreement shall conform to the Specifications where required by a Work Statement;
(b)
Performance. The Services shall be performed in accordance with applicable cGMP and Applicable Laws with respect to the performance of Services;
(c)
Right to Provider Background IP. It has the title and/or right to any and all Provider Background IP used to perform the Services in accordance with this Agreement; and the use by Provider or its Affiliates of Provider Background IP will not infringe the Intellectual Property or any other rights of any Third Party.
11.4
89bio Representations and Warranties. 89bio represents and warrants to Provider that:
(a)
Clinical Trial Authorizations. It holds all necessary clinical trial authorizations to conduct the clinical trials for which the 89bio Product Manufactured under the Agreement will be used.
(b)
Right to 89bio Background IP. It has the title and/or right to any and all 89bio Background IP and 89bio Materials supplied to Provider in accordance with this Agreement for the Manufacture and packaging of the 89bio Products or 89bio Drug

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Product, and further that it has the title and/or right to grant Provider the right to use such Intellectual Property in accordance with the terms of this Agreement and the use by Provider or its Affiliates of those items (89bio Background IP and 89bio Materials) will not infringe the Intellectual Property or any other rights of any Third Party.
(c)
Provision of Information. It has provided and shall provide to Provider all pertinent information in its possession relative to physical, environmental and human health hazards involving the 89bio Product.
11.5
Disclaimer of All Other Warranties. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT FOR THOSE EXPRESS WARRANTIES IN THIS SECTION 11, NEITHER PARTY MAKES OR GIVES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED (WHETHER BY STATUTE, CUSTOM, COURSE OF DEALING OR OTHERWISE) AND EACH PARTY HEREBY DISCLAIMS ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, NON INFRINGEMENT AND TITLE.
12.
Term, Termination.
12.1
Term. The term of this Agreement shall commence on the Effective Date and shall continue for ten (10) years from the Effective Date, unless terminated earlier by one of the Parties in accordance herewith.
12.2
Termination for Convenience. 89bio shall have the right to terminate this Agreement or any Work Order at any time in its sole discretion by giving six (6) months’ advance written notice to Provider, which termination shall be subject to Section 12.11. Section 12.2 is not intended to be exclusive. Additional cancelation and termination clauses may be included in the Work Order.
12.3
Termination of Agreement for Material Breach. Either Party may terminate this Agreement or a Work Order immediately upon written notice to the other Party in the event of a material breach by the other Party of this Agreement or a Work Order, which breach remains uncured for [***] following written notice to such breaching Party of such material breach. If such notice is for breach of a Work Order, such notice shall note the specific Work Order under which such breach is claimed. For clarity, any notice for breach related to a Work Order shall not affect the Agreement or any other Work Order, all of which will remain in full force and effect.
12.4
Termination of Agreement for Bankruptcy. Either Party may terminate this Agreement upon notice to the other Party, if the other Party makes an assignment for the benefit of its creditors of all or substantially all of its assets, is adjudged bankrupt, becomes insolvent, ceases to carry on business, files or consents to the filing of a petition in bankruptcy that is not dismissed within [***], seeks to take advantage of any legislation relating to insolvency, arrangement or relief of debtors, winds-up or liquidates, or if any receiver, trustee, liquidator or similar official is appointed of such other Party or any of its property.

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12.5
Regulatory Concerns. 89bio may terminate the Agreement immediately upon written notice to Provider pursuant to Section 11.2(g), Section 11.2(h) or if Provider is subject to any Regulatory Authority warning letter or sanction related to the Facility.
12.6
Payment upon Early Termination. If this Agreement or any relevant Work Order is completed, expires, or is terminated in whole or in part for any reason, then:
(a)
In all cases, Provider shall cease the performance of the Service, including the Manufacture of 89bio Product, and shall terminate any unfilled orders with Third Parties that Provider may have previously submitted with respect to Components, to the extent such orders may be terminated or revoked;
(b)
If this Agreement or any Work Order is terminated by 89bio pursuant to Section 12.2, and the termination results in the cancelation of any Orders, the cancelation fees set forth in Section 12.11 will apply to the cancelation of said Orders.
(c)
Without limiting 89bio’s rejection rights set forth in Section 4, if this Agreement is terminated by 89bio pursuant to Section 12.3, 12.4, or 12.5, 89bio shall have (i) the option but not the obligation to take delivery of and pay for any undelivered 89bio Product, at the price in effect at the time the order for such 89bio Product was placed, and (ii) to take delivery of any unused 89bio Materials, and Components; and provided further that Provider shall cooperate with 89bio in the surrender, delivery and transfer of such items as promptly as is commercially reasonable, with any shipping and related expenses to be borne equally by both parties;
(d)
Without limiting 89bio’s rejection rights set forth in Section 4, if this Agreement is terminated for any reason other than a termination by 89bio pursuant to Section 12.3, 12.4, or 12.5:
(i)
89bio will [***].
(ii)
89bio will [***];
(iii)
Provider will [***].
(e)
If this Agreement is terminated for any reason other than by Provider pursuant to Section 12.3, and if the 89bio Product has been manufactured successfully and the process is reproducible and robust, then at 89bio’s request Provider. will continue to manufacture 89bio Product for a period of [***] post termination.
(f)
In all cases, subject to that 89bio has fulfilled obligation of payment of undisputed amounts hereunder, Provider will promptly deliver to 89bio any and all Results produced as the result of Services performed by Provider up until the effective date of such termination or the expiration of this Agreement as well as all retained samples and all records held by Provider pursuant to Section 7.7 (except for samples and records Provider

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is required to retain pursuant to Applicable Law) and Provider will cooperate with 89bio and assist in the transfer to 89bio of all relevant legal, regulatory and technical documents concerning the 89bio Materials and 89bio Product including, but not limited to, master and executed Batch records, validation protocols and reports, stability protocols and reports and relevant manufacturer authorizations, existing retention samples and all such other documents and materials as may be reasonably necessary or useful for 89bio to source 89bio Product from other qualified Third Parties.
12.7
Confidential Information. Upon expiration or termination of this Agreement for any reason, each Party shall return or destroy all of the other Party’s Confidential Information which it has in its possession or under its control pursuing to Section 10.6.
12.8
Regulatory Assistance. After expiration or termination of this Agreement, Provider agrees to provide 89bio with reasonable support in relation to any investigation required by any Regulatory Authority with respect to Manufacture of the 89bio Product carried out at the Facility during the Term, provided that 89bio shall reimburse Provider for its reasonable direct costs and expenses.
12.9
Technology Transfer Assistance. Starting no later than [***] following expiration or termination of this Agreement for any reason other than when 89bio is the breaching Party under Section 12.3 and until the successful completion of the Technology Transfer, or, at any time during the Term of the Agreement upon 89bio’s request, Subject to that 89bio has fulfilled payment obligation for undisputed fees hereunder, Provider will provide, upon the request of 89bio, its assistance and cooperation in transferring the then-current Manufacturing process to a single skilled alternative manufacturing site, designated by 89bio for the purpose of Manufacturing 89bio Product for 89bio (“Technology Transfer”). As part of the Technology Transfer Provider will make available for collection, all 89bio Materials and Components and one copy of all documentation (to the extent not previously delivered to 89bio) generated pursuant to the Services (exclusive of Provider’s SOPs) up to the date of termination. 89bio shall reimburse Provider for its reasonable direct costs and expenses, and will arrange a separate Technology Transfer Agreement to govern above mentioned activities.
12.10
Survival Upon Termination. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration. Such termination or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination or expiration. Sections 2.7, 2.8, 7.7, 9, 10, 12.6, 12.7, 12.8, 12.9, 12.10, 13, and 14 will survive expiration or termination of this Agreement.
12.11
Cancelation.

If 89bio at any time cancels (for convenience) any campaign set forth in the Work Oder for the manufacture of Product in the [***], the following cancelation charge shall apply.

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Cancelation of Services (other than batches or campaigns in the [***]) and the first cGMP run shall be permitted without cost or fee in any event.

Notice of cancelation prior to start of scheduled manufacture of batch or campaign (on a batch by batch basis)	Cancelation charge as a percentage of fees
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, the date that is deemed to be the scheduled start of manufacture of the batch or campaign must be agreed by both parties in writing. Email writing will be deemed sufficient for confirmation of the date of the scheduled start of manufacture of the batch or campaign.

Provider shall seek to reuse the reserved capacity as soon as practicable, and if Provider is successful in using the reserved capacity, Provider will reduce the cancellation charge proportionately based upon the number of days the capacity was repurposed.

12.12
Delay.

89bio may delay the manufacture of batches or campaigns under a Work Order up to [***] without any cost or fee by providing notice at least [***] prior to the scheduled start of manufacture of batch or campaign, on a batch-by-batch basis (a “Permitted Manufacturing Delay”). If 89bio gives notice of a [***] Permitted Manufacturing Delay, a fee of [***] will be charged. If 89bio provides notice less than [***] prior to such scheduled start date such delay shall be assessed a cancelation charge equivalent to if 89bio had canceled the batch or campaign under Section 12.11. Provided however that in the event of that the delay is due to material supplies (including without limitation capital equipment., Components, or 89bio Materials), facility readiness, process readiness, or analytical readiness, regardless of whether such delay results from responsibilities of Provider, 89bio, both or neither Party, such delay shall be excluded from this Section 2.12, and shall be permitted without any fee and without restriction on number of delays. By way of example, if 89bio provides notice of delay [***] prior to the scheduled start date of manufacture of a batch under a Work Order, this would not be a Permitted Manufacturing Delay and shall be assessed a fee equivalent to a cancelation fee of [***] of the fees for such batch (if such capacity cannot be reused). As a second example, if 89bio provides notice [***] days prior to the scheduled start of the manufacture of a batch under a Work Order, this would be a Permitted Manufacturing Delay and shall be [***] for the first and second time, and if it occurred a third or more time would be assessed a [***]. As a third example, if 89bio provides notice [***] prior to the scheduled start of the manufacture of a batch under a Work Order due to the unavailability of Components needed

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for manufacture, the fees under this Section 12.11 would be inapplicable, and there would be [***] due whether it was the first or third such delay. For clarity, this Section 12.12 is applicable solely to the manufacture of batches or campaigns under a Work Order. Delays of other Services shall be [***] in any event.

For clarity, the date that is the scheduled start of manufacture of batch or campaign must be in writing and agreed by both parties. Email writing will be deemed sufficient for confirmation of the date of the scheduled start of manufacture of batch or campaign.

Provider shall seek to reuse the reserved capacity as soon as practicable, and if Provider is successful in using the reserved capacity, Provider will reduce the delay charge proportionately based upon the number of days the capacity was repurposed.

13.
INDEMNIFICATION; INSURANCE.
13.1
89bio Indemnification. 89bio hereby agrees to defend, indemnify and hold harmless Provider, its Affiliates and its and their officers, directors, employees, consultants and agents (“Provider Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any such Provider Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) a breach by 89bio of any of its representations, warranties, covenants, agreements or obligations under this Agreement, (b) alleged or actual infringement or misappropriation of any Intellectual Property rights of any third party arising from Provider’s use of the 89bio Background IP or 89bio Materials in the performance of the Services, (c) the administration, use, handling, storage or other disposition of the 89bio Product after receipt of such Products by 89bio from Provider; provided, however, that 89bio shall not be required to indemnify, hold harmless or defend any Provider Indemnitees against any claim to the extent that Provider has an obligation to indemnify the 89bio Indemnitees under Sections 13.2(a), (b) or (c).
13.2
Provider Indemnification. Provider hereby agrees to defend, indemnify and hold harmless 89bio, its Affiliates and its and their officers, directors, employees, consultants, contractors and agents (“89bio Indemnitees”) from and against any and all Losses to which any such 89bio Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) the failure of 89bio Product to meet the warranties set forth in Section 11.2 or the failure of the Services to meet the warranty set forth in Section 11.3, (b) any other breach by Provider of any of its representations, warranties, covenants, agreements or obligations under this Agreement, or (c) the negligence, recklessness or willful misconduct of Provider (or its Affiliates or contractors) in the performance of its obligations hereunder; provided, however, that Provider shall not be required to indemnify, hold harmless or defend any 89bio Indemnitees against any claim to the extent that 89bio has an obligation to indemnify the Provider Indemnitees under Sections 13.1(a), (b) or (c).
13.3
General Conditions of Indemnification. If either Party is seeking indemnification under Section 13.1 or 13.2 (the “Indemnified Party”), it shall inform the other

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Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the claim (provided, however, any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under, as applicable, Section 13.1 or 13.2, except to the extent that such delay or failure materially prejudices the Indemnifying Party’s ability to defend against the relevant claims). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, delayed or conditioned. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which it may provide in its sole discretion. If the Parties cannot agree as to the application of Section 13.1 or 13.2 to any claim, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 or 13.2 upon resolution of the underlying claim.
13.4
Limitations of Liability. EXCEPT FOR A BREACH BY EITHER PARTY OF ARTICLE 9 OR ARTICLE 10 AND THE PARTIES’ RESPECTIVE INDEMNIFICATION OBLIGATIONS UNDER SECTION 13.1 AND 13.2 FOR LOSSES IN CONNECTION WITH THIRD PARTY CLAIMS, NEITHER PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY UNDER ANY RELEVANT WORK ORDER SHALL IN ANY EVENT EXCEED THE TOTAL FEES PAID BY 89BIO TO PROVIDER UNDER THE AGREEMENT. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS AGREEMENT IS INTENDED TO LIMIT EITHER PARTY’S LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE OR FOR FRAUDULENT MISREPRESENTATION.
13.5
No Consequential Damages. EXCEPT FOR BREACH OF ARTICLE 7 OR ARTICLE 8, AND THE PARTIES’ RESPECTIVE INDEMNIFICATION OBLIGATIONS UNDER SECTION 13.1 AND 13.2 FOR LOSSES IN CONNECTION WITH THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, INDEMNITY CLAIM OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.
13.6
Insurance. During the Term, each Party shall obtain and maintain, at its sole cost and expense, insurance (including any self-insured arrangements) in types and amounts, that are reasonable and customary in the pharmaceutical and biotechnology industry for companies engaged in comparable activities in the jurisdiction where such activities are being performed.

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Without prejudice to the foregoing, Provider shall maintain a minimum product liability insurance covering its liability and claims arising or manufacture and supply the Product within a limit liability of [***]. 89bio shall during the Term and for the longer of (a) [***] after the termination of this agreement and (b) [***] after the last use of the 89bio Product maintain general liability insurance and product liability insurance (for commercial use) and clinical trials insurance covering liability and claims arising or that may arise from the use, supply, licensing or distribution of the 89bio Product with insurance companies and in amounts as customarily maintained. It is understood and agreed that this insurance shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder. Each Party will, provide to the other Party upon request a certificate evidencing the insurance, or if self-insured, a certificate of self-insurance, such Party is required to obtain and keep in force under this Section 13.6.
14.
GENERAL PROVISIONS.
14.1
Independent Contractor Relationship. Each Party is an independent contractor under this Agreement. Nothing contained herein will be deemed, for the purpose of any law, to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. The Parties will operate their own businesses separately and independently and they will hold themselves out as, act as, and constitute independent contractors in all respects and not as principal and agent, partners or joint venturers. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever. Neither Party shall make any filing or initiate any communication with a governmental authority that is inconsistent with this Section 14.1 and each Party shall notify the other Party within [***] of receiving any written communication from a governmental authority that asserts a position that is inconsistent with this Section 14.1.
14.2
Use of Names. Neither Party shall use the other Party’s name or the names of the other Party’s employees in any advertising or sales promotional material or in any publication without prior written permission of the other Party. Notwithstanding the above, 89bio may represent Provider’s role in reports to or filings with government or regulatory agencies.
14.3
Choice of Law. This Agreement shall be governed by the laws of the State of Delaware, excluding its conflicts of laws principles.
14.4
Attempts to Amicably Resolve Disputes.
(a)
To avoid litigation and to resolve any conflicts that arise during the performance of the Services or thereafter, 89bio and Provider agree that, prior to the commencement of litigation by either Party, the Parties shall engage in executive mediation. Either Party may seek executive mediation by delivering a written request for such mediation to the other. Delivery of such request may be made by hand or by electronic mail.

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(b)
Within [***] of the delivery of such request, each Party shall appoint a company executive who is not directly involved in the dispute to meet with the other Party’s company executive for the purpose of resolving the dispute. No later than [***] of their appointment, the two executives shall meet to consider the dispute. They may request such information as either deems necessary and may meet jointly or separately with party representatives involved in the dispute. The two appointed executives shall use good faith efforts to reach a resolution of the dispute.
(c)
If a resolution is reached, it shall be reduced to writing and shall be final and binding on the Parties.
(d)
If the two executives cannot reach agreement within [***] of their initial meeting, unless the two executives agree to additional review time, either Party may thereafter pursue any remedy at law or in equity.
14.5
Force Majeure. Neither Party shall be liable for failure to perform its obligations under this Agreement (or for a delay in the performance of such obligations), and neither shall be deemed in breach of its obligations, if such failure or delay is due to Force Majeure. In event of Force Majeure, the Party affected thereby shall use commercially reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder. For purposes hereof, “Force Majeure” means causes beyond the reasonable control of a Party (or its Affiliates) including acts of God (including earthquake, tornado or hurricane), laws, regulations or actions of any government or agency thereof, war, terrorism, civil commotion, damage to or destruction of production facilities or materials, scientific or technical events, labor disturbances (whether or not any such labor disturbance is within the power of the affected Party to settle) and pandemic or epidemic events. If an event of Force Majeure continues and causes a Party to delay its performance of its obligations for more than [***], then the other Party shall have the right upon written notice to terminate this Agreement without any liability to the other Party; provided that if 89bio terminates hereunder, Provider shall provide reasonable transition assistance as set forth in Section 12.9 hereof.
14.6
Injunctive Relief. Each Party hereby agrees that breach of the intellectual property and confidentiality provisions of this Agreement will cause the other Party irreparable damage for which recovery of damages would be inadequate, and that the other Party shall therefore be entitled to obtain timely injunctive relief under this Agreement without the necessity of proving actual damages and without posting bond, as well as such further relief as may be granted by a court of competent jurisdiction.
14.7
Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto and the Quality Agreement, constitutes the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements relating to its subject matter. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties.

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14.8
Construction. The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “or” is used in the inclusive sense (and/or). The word “will” shall be construed to have the same meaning and effect as the word “shall”. The Parties each acknowledge that they have had the advice of counsel with respect to this Agreement, that this Agreement has been jointly drafted, and that no rule of strict construction will be applied in the interpretation hereof. Unless the context requires otherwise: (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (ii) any reference to any Applicable Law herein will be construed as referring to such Applicable Law as from time to time enacted, repealed or amended; (iii) any reference herein to any person will be construed to include the person’s permitted successors and assigns; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (v) all references herein to Articles, Sections, or Schedules, unless otherwise specifically provided will be construed to refer to Articles, Sections or Schedules of this Agreement.
14.9
Severability. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected and shall remain in full force and effect, to the extent consistent with the intent of the Parties as evidenced by this Agreement as a whole.
14.10
Third Party Beneficiaries. Except as expressly provided with respect to Provider Indemnitees or 89bio Indemnities in Section 13, there are no Third-Party beneficiaries intended hereunder and no Third Party will have any right or obligation hereunder.
14.11
Assignment; Delegation. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto. Neither Party may assign any of its rights or obligations under this Agreement to any Third Party without the express, written consent of the other Party; provided, however, that 89bio may assign its interest in this Agreement to an Affiliate or in connection with a merger or sale of substantially all of its business or that portion of its business pertaining to the subject matter of this Agreement, whether by merger, sale of stock, sale of assets or otherwise or under a license or collaboration in connection with the 89bio Materials or 89bio Product(s) or 89bio Drug Product. For the avoidance of doubt, in case the merger or sales of substantially business of 89bio and the new party take control would form any conflict of interest with Provider, assignment and/or delegation of this agreement should have Provider’s express, written consent. Conflict of interest here means a company’s main activities are contract manufacturing in biologics industry. Provider may not subcontract or otherwise delegate its obligations to any other parties under this Agreement without 89bio’s prior written consent.

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14.12
Headings. Section headings are for convenience of reference only and shall not be considered in the interpretation of this Agreement.
14.13
Force Majeure. Neither Party will be liable for delay or failure in the performance of any of its obligations hereunder (other than the payment of money) to the extent such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, floods, earthquakes, labor strikes, hostilities, acts of war, terrorism, civil unrest, national emergencies, epidemics, or pandemics; provided that the affected Party promptly notifies the other Party in writing (and continues to provide monthly status updates to the other Party for the duration of the effect); and provided further that the affected Party uses its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance with reasonable dispatch whenever such causes are removed.
14.14
Further Assurances. Each Party shall act in good faith in its performance of this Agreement and shall: (i) not unreasonably delay or withhold the giving of any consent, decision or approval that is either requested or reasonably required by the other Party in order to perform its responsibilities and/or obligations under this Agreement; and (ii) do such other acts and things the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.
14.15
Notices. Any notice required or permitted to be given by this Agreement will be in writing, in English, and will be delivered by hand, overnight courier with tracking capabilities, mailed postage prepaid by registered or certified mail addressed as set forth below unless changed by notice so given:

If to 89bio:
89bio, Inc.
142 Sansome Street, 2nd Floor
San Francisco, CA 94104

Attn: [***]

If to Provider:

BiBo Biopharma Engineering Co., Ltd.
Building 6,22,28, No.356 Zhengbo Road,
China (Shanghai) Pilot Free Trade Zone
LIN-GANG Special Area, Shanghai 201413
P. R. China

Attn: [***]

Any such notice will be deemed given on the date delivered. A Party may add, delete (so long as at least one person is remaining), or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 14.15.

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14.16
Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. A facsimile, PDF (or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or any other type of copy of an executed version of this Agreement signed by a Party is binding upon the signing Party to the same extent as the original of the signed agreement.
14.17
Non-Waiver. No failure or delay of one of the Parties to insist upon strict performance of any of its rights or powers under this Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law. No waiver, modification, release or amendment of any right or obligation under or provision of this Agreement will be valid or effective unless in writing and signed by the Parties.

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In Witness Whereof, the Parties hereto have duly executed this Master Services Agreement on the Effective Date.

89bio, Inc.	BiBo Biopharma Engineering Co., Ltd.
By: /s/ Quoc Le-Nguyen________________ (Signature)	By: /s/ Qi Xu________________ (Signature)
Printed Name: Quoc Le-Nguyen	Printed Name: Qi Xu
Title: CTO & Head of Quality	Title: SVP

[Signature Page To Master Services Agreement]

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Exhibit A

Work Order No. ___

A-1

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AMENDMENT NO. 1
TO
MASTER CONTRACT SERVICES AGREEMENT

This Amendment (the “Amendment”) is made as of the 24th of February 2023, by between 89bio, Inc., a Delaware corporation (“89bio”), with its principal place of business located at 142 Sansome Street, 2nd Floor, San Francisco, CA 94104, USA, and BiBo Biopharma Engineering Co., Ltd. with its principal place of business located at Building 6,22,28, No.356 Zhengbo Road, China (Shanghai) Pilot Free Trade Zone LIN-GANG Special Area, Shanghai 201413, P.R. China (“Provider”).

BACKGROUND

Provider and 89bio are parties to that certain Master Services Agreement dated as February 10, 2023 (the “Agreement”) and they now desire to amend such Agreement to clarify responsibility with respect to dedicated equipment and to clarify venue for any disputes.

NOW, THEREFORE, in consideration of the mutual agreement, Provider and 89bio agree to amend the Agreement as follows:

The Agreement shall be amended as follows.

Section 2.11 is hereby amended and restated Section 2.11 as follows:

2.11 Dedicated Equipment

(a) Selection, Procurement, Warranties. To the extent set forth in a Work Order, Provider shall select and procure the Dedicated Equipment at [***] as set forth more explicitly in the Work Order. Dedicated Equipment shall be charged to 89bio at cost (plus any applicable VAT tax and/or customs duty paid or payable by Provider) and without any markup. Provider shall determine whether the Dedicated Equipment conforms to the applicable specifications and will work in the Facility for purpose set forth in the applicable Work Order. Unless explicitly set forth in the Work Order, Provider warrants that the Dedicated Equipment shall be new, not previously used by Provider, nor purchased by Provider as “used equipment” by Provider. Provider shall pass through any all manufacturer’s warranties for the Dedicated Equipment. Provider shall use Dedicated Equipment only for services performed for 89bio, including the Services for as long as it shall remain Dedicated Equipment.

(b) Use and Storage of Dedicated Equipment. Provider shall use and store the Dedicated Equipment in accordance with any written instructions prescribed by 89bio or the manufacturer of the Dedicated Equipment, and shall performed such routine maintenance and storage for the Dedicated Equipment in accordance with such written instructions at Provider’s expense as set forth in a Work Order. All costs for any -, extraordinary or non-routine maintenance that may be required will be approved in advance by 89bio, and the appropriate Work Order will be revised to reflect any additional maintenance costs that may be required during the Term. Except: (i) in connection with such routine maintenance and

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storage, (ii) as required by the Services; or (iii) as directed in writing by 89bio, Provider shall not make any alterations, additions or improvements to the Dedicated Equipment.

(c) Ownership and Risk of Loss; Disposition of Equipment; Option. 89bio shall own and continue to own all right, title and interest in and to any Dedicated Equipment. Provider shall not permit any liens or encumbrances to be made on the Dedicated Equipment. Provider is responsible for risk of loss, damage, theft or destruction of the Dedicated Equipment while that Dedicated Equipment is in Provider’s possession or on Provider’s premises, and shall provide customary and appropriate insurance therefor. Upon termination or expiration of the Work Order for any reason, if the cost of the Dedicated Equipment has been paid by 89bio, or 89bio has paid the option purchase price for the Dedicated Equipment, then 89bio shall have the right to, upon reasonable notice, reclaim possession of such Dedicated Equipment at its sole expense (including all costs of physical transfer and any subsequent reinstallation and requalification costs). Provider shall reasonably cooperate with 89bio to remove and return such Dedicated Equipment to 89bio or its designee in accordance with 89bio’s written instructions and shall invoice 89bio for direct costs incurred. Notwithstanding the above, upon termination or expiration of this Agreement, 89bio may offer to sell to Provider, or Provider may offer to purchase from 89bio, the Dedicated Equipment at [***]. Neither Provider nor 89bio shall be obligated to make or accept such offers. In the event that 89bio has not removed the Dedicated Equipment within [***] after reasonable notice, the Dedicated Equipment shall be deemed to be abandoned and Provider may dispose of it or use it as it sees fit. If for any reason, the cost of Dedicated Equipment was not passed through to 89bio under a Work Order, upon termination of the Agreement, 89bio shall have option to purchase such Dedicated Equipment at the initial cost paid for such equipment by Provider, or such lesser amount as the Parties may agree on.

Section 12.10 is hereby amended and restated as follows:

12.10 Survival Upon Termination. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration. Such termination or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination or expiration. Sections 2.7, 2.8, 2.9, 2.11, 7.7, 9, 10,12.6, 12.7, 12.8, 12.9, 12.10, 13 and 14 will survive expiration or termination of this Agreement.

Section 14.3 is hereby amended and restated as follows:

14.3 Choice of Law and Venue. This Agreement shall be governed by the laws of the State of Delaware, United States, excluding its conflicts of laws principles. The Parties hereby agree that any action arising out of this Agreement will be brought solely in any state or federal court located in Delaware, United States. Both Parties hereby submit to the exclusive jurisdiction and venue of any such court.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Continuing Effectiveness. Except as expressly provided herein, the terms and provisions of the Agreement shall be unchanged and shall continue in full force and effect.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

Defined Terms. Capitalized terms shall have the meanings given to them in the Agreement.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BiBo Biopharma Engineering Co., Ltd.	89bio, Inc.
By: /s/ Qi Xu	By: /s/ Quoc Le-Nguyen
Name: Qi Xu	Name: Quoc Le-Nguyen
Title: SVP	Title: Chief Technical Operations Officer & Head of Quality